Exhibit 2.1
                               STATE OF MINNESOTA

                               DEPARTMENT OF STATE

               To All To Whom These Presents Shall come, Greeting:

         Whereas, Articles of Incorporation, duly signed and acknowledged under oath, have been filed for record in the office of the Secretary of State, on the 3rd day of October, A.D. 1972 for the incorporation of

                                 Infocorp, Inc.

under and in accordance with the provisions of the Minnesota Business Corporation Act, Minnesota Statutes, Chapter 301,

Now,  Therefore, ...[illegible]...

                                 Infocorp, Inc.

is a legally organized Corporation under the laws of this State.

                                    Witness my official signature hereunto
                           subscribed and the Great Seal of the State of Minnesota hereunto affixed this third day of October in the year of our Lord one thousand nine hundred and seventy-two.

                                                                     [signature]

                                                              Secretary of State



                            ARTICLES OF INCORPORATION
                                OF INFOCORP, INC.

         The undersigned, being of full age, for the purpose of forming a corporation under and pursuant to Chapter 301 of the Minnesota Statutes (the Minnesota Business Corporation Act), as amended, hereby adopts the following Articles of Incorporation:

                                ARTICLE 1 - NAME

         1.1) The name of the corporation shall be Infocorp, Inc.

                          ARTICLE 2 - REGISTERED OFFICE

         2.1) The location and post office address of the registered office of the corporation in this state shall be 6950 Wayzata Boulevard, Minneapolis, Minnesota 55426.

                              ARTICLE 3 - DURATION

         3.1) The duration of the corporation shall be perpetual.

                              ARTICLE 4 - PURPOSES

         4.1) The corporation shall have general business purposes and may engage in any lawful activities.

                           ARTICLE 5 - CAPITAL STOCK

         5.1) Authorized Shares. The total authorized number of shares of the corporation shall be One Million (1,000,000) shares of Common Stock, with a par value of One Cent ($.01) per share.

         5.2) Issuance of Stock. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, allot, issue, sell and deliver shares of stock of any class of the corporation, including stock issued as a stock dividend, to such persons, at such times and upon such terms and conditions as the Board shall determine.

         5.3) Issuance of Stock Rights. The Board of Directors is further authorized from time to time to grant and issue rights to convert securities of the corporation into shares of stock of the corporation of any class or classes, options to purchase or subscribe for such shares of stock, and warrants to purchase or subscribe for such shares of stock, and to fix the terms, provisions and conditions of such rights, options or warrants, including the conversion basis or bases and the option price or prices at which such shares may be purchased or subscribed for.

                       ARTICLE 6 - RIGHTS OF SHAREHOLDERS

         6.1) Preemptive Rights. No holder of any stock of the corporation shall have any preemptive right to subscribe for or purchase his proportionate share of any stock of the corporation now or hereafter authorized or issued.

         6.2) Voting Rights. At each meeting of the shareholders and with respect to any matter upon which the shareholders shall have a right to vote, each holder of record of shares of Common Stock shall be entitled to one (1) vote for each share of Common Stock so held. No shareholder shall have the right to cumulate his votes for the election of directors and there shall be no cumulative voting for any purpose whatsoever.

                           ARTICLE 7 - STATED CAPITAL

         7.1) The amount of stated capital with which the corporation shall begin business shall be at least One Thousand Dollars ($1,000).

                              ARTICLE 8 - DIRECTORS

         8.1) Name. The name and post office address of the person constituting the first Board of Directors is as follows:

                               John P. Mattox, III
                                108 - 2nd Street
                           Excelsior, Minnesota 55331

         8.2) Number and Term. The management of the corporation shall be vested in a Board of Directors. The number of directors shall be fixed by the Bylaws and may be altered by amending the Bylaws but shall never be less than required by law. The term of Office of each of the first directors shall be one (1) year or until his successor shall have been elected and qualified, and thereafter the term of office of each of the directors shall be fixed by the Bylaws.

                               ARTICLE 9 - BYLAWS

         9.1) The Board of Directors is expressly authorized to make and alter Bylaws of this corporation, subject to the power of the shareholders to change or repeal such Bylaws and subject to any other limitations on such authority provided by the Minnesota Business Corporation Act.

                           ARTICLE 10 - MISCELLANEOUS

         10.1) Interested Directors. In the absence of fraud, no contract or other transaction between the corporation and any other corporation, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are dorectors, or officers of, such other corporation; and, in the absence of fraud, any director, individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation; provided, in any case, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the corporation who is also a director or officer of any such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contract, act or transaction and may vote therat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

         10.2) Ratification by Shareholders. Any contract, act or transaction of the corporation or of the directors may be ratified by a vote of a majority of the shares having voting power at any meeting of shareholders and such ratification shall, so far as permitted by law and by these Articles of Incorporation, be as valid and as binding as though ratified by every shareholder of the corporation.

              ARTICLE 11 - MERGER; CONSOLIDATION AND SALE OF ASSETS

         11.1) When and if authorized by the affirmative vote of the holders of record of shares of Common Stock entitling them to exercise at least a majority of the total voting power of all shareholders authorized under these Articles to vote, the corporation may merge or consolidate into or with another corporation or sell, lease, exchange or otherwise dispose of all or substantially all of its property and assets, including its good will, upon such terms and conditions and for such consideration (which may be money, stock, bonds or other instruments for the payment of money or other property) as the Board of Directors shall deem advisable.

               ARTICLE 12 - AMENDMENT OF ARTICLES OF INCORPORATION

         12.1) Reservation of Rights. The corporation reserves the right to amend, alter, change or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

         12.2) Amendment Procedure. Any amendment may be adopted by the affirmative vote of the holders of record of shares of Common Stock entitling them to exercise at least a majority of the total voting power of all shareholders authorized under these Articles to vote, except as may be otherwise prescribed by the Statutes of the State of Minnesota.

                            ARTICLE 13 - INCORPORATOR

         13.1) The name and post office address of the incorporator are as follows:

                         Lawrence Perlman
                         1460 Northwestern Bank Building
                         Minneapolis, Minnesota 55402

         IN WITNESS THEREOF, the undersigned incorporator has hereunto set his hand this 29th day of September, 1972.

In the Presence of:

[signatures]

STATE OF MINNESOTA )
                   ) ss.
COUNTY OF HENNEPIN )

         On this 29th day of September, 1972 before me a Notary Public within and for said County, personally appeared Lawrence Perlman to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

(Notarial Seal)                                       [signature]
                                                      Notary Public



                                                                         K-39,81
                               STATE OF MINNESOTA
                               DEPARTMENT OF STATE

         I hereby certify that the within instrument was filed for record in this office on the 3rd day of Oct. A.D. 1972 at 8 o'clock a.m. and was duly recorded in Book K-39 of incorporations, on page 77.

                                                                     [signature]
                                                              Secretary of State